Exhibit 10.4
EXECUTION VERSION

INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT BY AND BETWEEN HONEYWELL INTERNATIONAL INC. AND SOLSTICE ADVANCED MATERIALS INC. DATED AS OF OCTOBER 30, 2025

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Section 8.11	Third Party Beneficiaries	15
Section 8.12	Title and Headings	15
Section 8.13	Governing Law	15
Section 8.14	Specific Performance	15
Section 8.15	Severability	16
Section 8.16	No Duplication; No Double Recovery	16
Section 8.17	Bankruptcy	16
EXHIBITS

Exhibit A	Excluded IP
Exhibit B	Honeywell Licensed Copyrights
Exhibit C	Honeywell Licensed Know-How
Exhibit D	Honeywell Licensed Patents
Exhibit E	SpinCo Licensed Copyrights
Exhibit F	SpinCo Licensed Know-How
Exhibit G	SpinCo Licensed Patents
Exhibit H	Specified Terms
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INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT
This INTELLECTUAL PROPERTY CROSS-LICENSE AGREEMENT (this “Agreement”), dated as of October 30, 2025 (the “Effective Date”), is entered into by and between Solstice Advanced Materials Inc. (f/k/a Solstice Advanced Materials, LLC), a Delaware corporation (“SpinCo”), and Honeywell International Inc., a Delaware corporation (“Honeywell”) (together with SpinCo, the “Parties,” and each individually a “Party”).
RECITALS
WHEREAS, the Parties, among others, entered into that certain Separation and Distribution Agreement dated as of October 30, 2025 (as amended, modified or supplemented, and together with all exhibits and schedules thereto, the “Separation Agreement”);
WHEREAS, Section 3.5 of the Separation Agreement contemplates that Honeywell and SpinCo will execute this Agreement, and this Agreement is being entered into by the Parties to satisfy the requirements described therein;
WHEREAS, as of and following the consummation of the transactions contemplated by the Separation Agreement, each Party and its Affiliates will have rights to certain Intellectual Property related to the other Party’s business; and
WHEREAS, in connection with the Separation Agreement, Honeywell wishes to grant to SpinCo, and SpinCo wish to grant to Honeywell, a license and other rights to certain of such Intellectual Property, in each case, as and to the extent set forth herein.
NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
Section 2.1General. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Separation Agreement. As used in this Agreement, the following terms have the respective meanings set forth below.
(a)“Accelerator License Agreement” means that certain Accelerator License Agreement, dated as of the Effective Date, by and Honeywell and SpinCo (and/or their respective Affiliates).
(b)“Action” means any demand, action, claim, cause of action, suit, countersuit, arbitration, inquiry, case, litigation, subpoena, proceeding or investigation (whether civil, criminal or administrative) by or before any court or grand jury, any Governmental Entity or any arbitration or mediation tribunal or authority.
(c)“Affiliate” means, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person. For the purposes of this definition, “control” (including the terms “controlled by” and “under common control with”), when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise. It is expressly agreed that no Party or member of either Group shall be deemed to be an Affiliate of the other Party or member of such other Party’s Group solely by reason of having one or more directors in common or by reason of having been under common control of Honeywell or Honeywell’s stockholders prior to, or in case of SpinCo’s stockholders, after the Effective Time.
(d)“Agreement” has the meaning set forth in the Preamble to this Agreement.
(e)“Confidential Information” has the meaning set forth in Section 6.1.
(f)“Control” means, with respect to any Intellectual Property, (i) such Intellectual Property is owned by the applicable Person, or (ii) such Person has the ability to grant a license or other rights in, to or under such Intellectual Property on the terms and conditions set forth herein (other than pursuant to a license or other rights granted pursuant to this Agreement) without violating any Contract entered into as of or prior to the Effective Date between such Person or any of its Affiliates, on the one hand, and any Third Party, on the other hand, or any applicable Law.
(g)“Copyrights” means copyrightable works, copyrights (including in product label or packaging artwork or templates), moral rights, mask work rights, database rights and design rights, in each case, whether or not registered, and registrations and applications for registration thereof.
(h)“Cover” means, with respect to any Patent, in the absence of a license granted under an unexpired claim that has not been adjudicated to be invalid or unenforceable by a final, binding decision of a court or other Governmental Entity of competent jurisdiction that is unappealable or unappealed within the time permitted for appeal of such Patent (or if such Patent is a patent application, a claim in such patent application if such patent application were to issue as a patent), the practice of the applicable invention or technology, or performance of the applicable process, would infringe such claim. For clarity, and by way of example, an issued Patent Covers a product if, in the absence of a license granted under such a claim of such Patent, making, using, selling, offering for sale, importing or exporting such product infringes such claim.
(i)“Disclosing Party” has the meaning set forth in Section 6.2.
(j)“Effective Date” has the meaning set forth in the Preamble to this Agreement.
(k)“Excluded IP” means (i) Trademarks, (ii) IT Assets (excluding rights in Software), (iii) any and all Intellectual Property or rights in, to or under Accelerator (as defined in the Accelerator License Agreement) or any improvements, enhancements or modifications thereof, (iv) any and all Intellectual Property that is both (A) required for use of any proprietary products or processes licensed by Honeywell, SpinCo or their respective Affiliates to Third Parties on a commercial basis in the ordinary course of business as of the Effective Date and (B) used by the other Party (or its Affiliates) in the same or similar manner as such Third Party commercial uses, (v) any Intellectual Property or rights in Software licensed or otherwise provided under any other Ancillary Agreements (excluding the Separation Agreement), and (vi) the Intellectual Property set forth on Exhibit A. Notwithstanding the foregoing, “Excluded IP” does not include any of the foregoing to the extent expressly set forth on Exhibit B, Exhibit C, Exhibit D, Exhibit E, Exhibit F, Exhibit G or Exhibit H.
(l)“Honeywell” has the meaning set forth in the Preamble to this Agreement.
(m)“Honeywell Field” means the conduct of the RemainCo Business as conducted as of the Effective Date and natural evolutions thereof.
(n)“Honeywell Licensed Copyrights” means any and all Copyrights, to the extent Controlled by Honeywell or its Affiliates as of the Effective Date, that are used or held for use in the SpinCo Business as of the Effective Date, including the Copyrights set forth on Exhibit B; provided, that the Honeywell Licensed Copyrights excludes any and all (i) Know-How and (ii) Excluded IP.
(o)“Honeywell Licensed IP” means the Honeywell Licensed Patents, Honeywell Licensed Know-How and Honeywell Licensed Copyrights.
(p)“Honeywell Licensed Know-How” means any and all Know-How, to the extent Controlled by Honeywell or its Affiliates as of the Effective Date, that is used or held for use in the SpinCo Business as of the Effective Date, including the Know-How set forth on Exhibit C; provided, that the Honeywell Licensed Know-How excludes any and all (i) Copyrights and (ii) Excluded IP.
(q)“Honeywell Licensed Patents” means any and all (i) Patents, to the extent Controlled by Honeywell or its Affiliates as of the Effective Date, that are used or held for use in the SpinCo Business as of the Effective Date or otherwise set forth on Exhibit D, (ii) to the extent Controlled by Honeywell or its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, provisionals, continuations-in-part, patents of addition, restorations, substitutions, extensions, supplementary protection certificates, reissues and reexaminations of, and all other Patents that claim priority to, from or form the basis for priority with any Patents described in the foregoing clause (i), and foreign equivalents thereof, in each case, solely to the extent the claims of such items described in this clause (ii) are supported by any Patents described in the foregoing clause (i), and (iii) to the extent Controlled by Honeywell or its Affiliates following the Effective Date, Patents filed during the two (2)-year period following the Effective Date to the extent such Patents Cover any Honeywell Licensed Know-How; provided, that the Honeywell Licensed Patents excludes any and all Excluded IP.
(r)“Intellectual Property” means any and all rights (created or arising in any jurisdiction anywhere in the world, whether statutory, common law, or otherwise) to the extent arising from or related to intellectual property, including (i) Patents,
(ii) Trademarks, (iii) Copyrights, (iv) rights in Know-How, and (v) all registrations and applications for registration of any of the foregoing clauses (i) through (iv).
(s)“IT Assets” means all copies of Software, computer systems, telecommunications equipment, databases, internet protocol addresses, and documentation, reference, resource and training materials to the extent relating thereto, other than, in each case, Intellectual Property contained therein.

(t)“Know-How” means all confidential or proprietary information, including trade secrets, know-how and technical data, including any that comprise financial, business, scientific, technical, economic or engineering information and instructions, including any confidential or proprietary raw materials, material lists, raw material specifications, manufacturing or production files or specifications, plans, drawings, blueprints, design tools, quality assurance and control procedures, simulation capability, research data, manuals, compilations, reports, including technical reports and research reports, analyses, formulas, formulations, designs, prototypes, methods, techniques, processes, rights in research, development, manufacturing, financial, marketing and business data, pricing and cost information, customer and supplier lists and information, procedures, inventions and invention disclosure documents, as well as Plant Operating Documents, and Engineering Models and Databases, in each case, other than Patents.
(u)“Licensed IP” means (i) with respect to the licenses granted to Honeywell hereunder, the SpinCo Licensed IP, and (ii) with respect to the licenses granted to SpinCo hereunder, the Honeywell Licensed IP.
(v)“Licensee” means (i) SpinCo, with respect to the Honeywell Licensed IP, and (ii) Honeywell, with respect to the SpinCo Licensed IP.
(w)“Licensor” means (i) SpinCo, with respect to the SpinCo Licensed IP, and (ii) Honeywell, with respect to the Honeywell Licensed IP.
(x)“Party” has the meaning set forth in the Preamble.
(y)“Patents” means patents, patent applications (including patents issued thereon) and statutory invention registrations, patents of importation, patents of improvement, certificates of addition, design patents and utility models, including provisionals, reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations thereof.
(z)“Receiving Party” has the meaning set forth in Section 6.2.
(aa)“Software” means all computer programs (whether in source code, object code, or other form), software implementations of algorithms, and related documentation, including flowcharts and other logic and design diagrams, technical, functional and other specifications, and user and training materials to the extent related to any of the foregoing.
(bb)    “SpinCo” has the meaning set forth in the Preamble to this Agreement.
(cc)    “SpinCo Field” means the conduct of the SpinCo Business as conducted as of the Effective Date and natural evolutions thereof.
(dd)    “SpinCo Licensed Copyrights” means any and all Copyrights, to the extent Controlled by SpinCo or its Affiliates as of the Effective Date, that are used or held for use in the RemainCo Business as of the Effective Date, including the Copyrights set forth on Exhibit E; provided, that the SpinCo Licensed Copyrights exclude any and all (i) Know-How and (ii) Excluded IP.

(ee)    “SpinCo Licensed IP” means the SpinCo Licensed Patents, SpinCo Licensed Know-How and SpinCo Licensed Copyrights.
(ff)    “SpinCo Licensed Know-How” means any and all Know-How, to the extent Controlled by SpinCo or its Affiliates as of the Effective Date, that is used or held for use in the RemainCo Business as of the Effective Date, including the Know-How set forth on Exhibit F; provided, that the SpinCo Licensed Know-How excludes any and all (i) Copyrights and (ii) Excluded IP.
(gg)    “SpinCo Licensed Patents” means any and all (i) Patents, to the extent Controlled by SpinCo or its Affiliates as of the Effective Date, that are used or held for use in the RemainCo Business as of the Effective Date or otherwise set forth on Exhibit G, (ii) to the extent Controlled by SpinCo or its Affiliates as of or following the Effective Date, continuations, divisionals, renewals, provisionals, continuations-in-part, patents of addition, restorations, substitutions, extensions, supplementary protection certificates, reissues and reexaminations of, and all other Patents that claim priority to, from or form the basis for priority with any Patents described in the foregoing clause (i), and foreign equivalents thereof, in each case, solely to the extent the claims of such items described in this clause (ii) are supported by any Patents described in the foregoing clause (i), and (iii) to the extent Controlled by SpinCo or its Affiliates following the Effective Date, Patents filed during the two (2)-year period following the Effective Date to the extent such Patents Cover any SpinCo Licensed Know-How; provided, that the SpinCo Licensed Patents excludes any and all Excluded IP.
(hh)    “Sublicensee” has the meaning set forth in Section 2.3.
(ii)    “Term” has the meaning set forth in Section 7.1.
(jj)    “Third Party” means any Person other than Honeywell, SpinCo and their respective Affiliates.
(kk)    “Third Party Infringement” means (i) any Third Party activities that constitute, or would reasonably be expected to constitute, an infringement, misappropriation or other violation of any Licensed IP, or (ii) any Third Party allegations of invalidity or unenforceability of any Licensed IP.
(ll)    “Trademarks” means trademarks, certification marks, service marks, trade names, domain names, favicons, social media addresses, service names, trade dress and logos, including all goodwill associated therewith, in each case whether or not registered, and registrations and applications for registration thereof, and all reissues, extensions and renewals of any of the foregoing.
(mm)    “Separation Agreement” has the meaning set forth in the Recitals to this Agreement.
Section 1.2References; Interpretation. For the purposes of this Agreement, (a) words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires; (b) references to the terms Article, Section, paragraph, clause, Exhibit and Schedule are references to the Articles, Sections, paragraphs, clauses, Exhibits and Schedules to this Agreement unless otherwise specified; (c) the terms “hereof,” “herein,” “hereby,” “hereto,” and derivative or similar words refer to this entire Agreement, including the Schedules and Exhibits hereto; (d) references to “$” shall mean U.S. dollars; (e) the word “including” and words of similar import when used in this Agreement shall mean “including without limitation,” unless otherwise specified; (f) the word “or” shall not be exclusive (unless the context indicates otherwise); (g) references to “written” or “in writing” include in electronic form; (h) the Parties have each participated in the negotiation and drafting of this Agreement, and except as otherwise stated herein, if an ambiguity or question of interpretation should arise, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or burdening any Party by virtue of the authorship of any of the provisions in this Agreement; (i) a reference to any Person includes such Person’s successors and permitted assigns; (j) any reference to “days” means calendar days unless Business Days are expressly specified; (k) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day; (l) any statute or Contract defined or referred to herein means such statute or Contract as from time to time amended, modified or supplemented, unless otherwise specifically indicated; (m) the use of the phrases “the date of this Agreement”, “the date hereof”, “of even date herewith” and terms of similar import shall be deemed to refer to the date set forth in the preamble to this Agreement; (n) the phrase “ordinary course of business” shall be deemed to be followed by the words “consistent with past practice” whether or not such words actually follow such phrase; (o) where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning; and (p) any consent given by any party hereto pursuant to this Agreement shall be valid only if contained in a written instrument signed by such Party. Unless the context requires otherwise, references in this Agreement to “SpinCo” shall also be deemed to refer to the applicable member of the SpinCo Group, references to “RemainCo” or “Honeywell” shall also be deemed to refer to the applicable member of the RemainCo Group and, in connection therewith, any references to actions or omissions to be taken, or refrained from being taken, as the case may be, by SpinCo or Honeywell shall be deemed to require SpinCo or Honeywell, as the case may be, to cause the applicable members of the SpinCo Group or the RemainCo Group, respectively, to take, or refrain from taking, any such action.
ARTICLE II
GRANTS OF RIGHTS
Section 2.1License to Honeywell Licensed IP. Subject to the terms and conditions of this Agreement, Honeywell hereby grants, and Honeywell shall cause its Affiliates to grant, to SpinCo, an irrevocable (subject to Section 4.3(e)), perpetual (during the Term), royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), transferable (subject to Section 8.7), worldwide, non-exclusive license in, to and under the Honeywell Licensed IP for any and all uses solely in the SpinCo Field. For clarity, subject to the terms and conditions of this Agreement, the license set forth in this Section 2.1 shall include the right (i) to practice such Honeywell Licensed IP to make (including have made), use, sell, offer for sale, import and export any and all inventions claimed in any Honeywell Licensed Patents and/or Covered by the Honeywell Licensed Know-How, in each case within the SpinCo Field, and (ii) as applicable, to use, practice, copy, perform, render, develop, improve, display, distribute, modify and make derivative works of such

Honeywell Licensed IP and any tangible embodiments thereof, in each case within the SpinCo Field.
Section 2.2License to SpinCo Licensed IP. Subject to the terms and conditions of this Agreement, SpinCo hereby grants, and SpinCo shall cause its Affiliates to grant, to Honeywell, an irrevocable (subject to Section 4.3(e)), perpetual (during the Term), royalty-free, fully paid-up, sublicensable (to the extent permitted in Section 2.3), transferable (subject to Section 8.7), worldwide, non-exclusive license in, to and under the SpinCo Licensed IP for any and all uses solely in the Honeywell Field. For clarity, subject to the terms and conditions of this Agreement, the license set forth in this Section 2.2 shall include the right (i) to practice such SpinCo Licensed IP to make (including have made), use, sell, offer for sale, import and export any and all inventions claimed in any SpinCo Licensed Patents and/or Covered by the SpinCo Licensed Know-How, in each case within the Honeywell Field, and (ii) as applicable, to use, practice, copy, perform, render, develop, improve, display, distribute, modify and make derivative works of such SpinCo Licensed IP and any tangible embodiments thereof, in each case within the Honeywell Field.
Section 2.3Sublicenses. Licensee may sublicense the license and rights granted to Licensee under Section 2.1 and Section 2.2 (as applicable) through multiple tiers (a) to its Affiliates (solely for so long as such Person remains an Affiliate), (b) to Third Parties in the ordinary course of business, to the extent solely for the benefit of such Licensee or its Affiliates (and not for the independent use of such licenses and rights by or for the benefit of such Third Party), and (c) to Third-Party customers (whether by means of an express sublicense, a covenant not to sue, or other grant of rights) in the ordinary course of business, solely in connection with the purchase of products, commercial process licenses or services from Licensee and solely to the extent such grant of rights occurred as part of Licensee’s business as of the Effective Date (each such Affiliate or Third Party, a “Sublicensee”). Each sublicense granted under the Licensed IP shall be granted pursuant to an agreement which is consistent with and does not conflict with the terms and conditions of this Agreement and shall be in writing if the Sublicensee is a Third Party. For clarity, granting a sublicense shall not relieve Licensee of any obligations hereunder and Licensee shall cause each of its Sublicensees to comply, and shall remain responsible for its Sublicensees’ compliance, with the terms hereof applicable to Licensee.
Section 2.4Third Party Rights. Notwithstanding anything to the contrary in this Agreement, the Parties’ rights and obligations set forth in this Agreement (including the licenses granted under Section 2.1 and Section 2.2, and the rights and obligations of the Parties under Article IV) shall be subject to the terms of any Contracts with a Third Party relating to the Licensed IP, which Contracts exist as of the Effective Date, and to which Licensor or any of its Affiliates is a party or otherwise bound. Subject to the foregoing, in the event that any license or other rights granted hereunder (a) may not be granted without the consent of or payment of a fee or other consideration to a Third Party, or (b) will cause Licensor or any of its Affiliates to be in breach of any obligation to one or more Third Parties, the applicable licenses and other rights granted hereunder shall only be granted to the extent such consent has been obtained or such fee or other consideration has been paid (it being understood that Licensor shall have no obligation to agree to make, or make, any payments or other concessions, except to the extent expressly required under the Separation Agreement or any other Ancillary Agreement).

Section 2.5Specified Terms. Notwithstanding anything to the contrary in this Agreement, the Parties’ rights and obligations set forth in this Agreement (including the licenses granted under Section 2.1 and Section 2.2, and the sublicensing rights granted under Section 2.3) with respect to the specific items of Intellectual Property set forth on Exhibit H shall be subject to the additional terms and conditions set forth therein.
Section 2.6Reservation of Rights. Except as expressly provided in the Separation Agreement or any other Ancillary Agreement, each Party reserves its and its Affiliates’ rights in and to all Intellectual Property that is not expressly licensed or otherwise granted hereunder. Without limiting the foregoing, this Agreement and the licenses and rights granted herein do not, and shall not be construed to, confer any rights upon either Party, its Affiliates, or its Sublicensees by implication, estoppel, or otherwise as to any of the other Party’s or its Affiliates’ Intellectual Property (including, for clarity, any Excluded IP).
ARTICLE III
OWNERSHIP
Section 3.1Ownership. As between the Parties and their respective Affiliates, (a) SpinCo acknowledges and agrees that Honeywell and its Affiliates own the Honeywell Licensed IP, (b) Honeywell acknowledges and agrees that SpinCo and its Affiliates own the SpinCo Licensed IP, and (c) each Party acknowledges and agrees that neither Party, nor its Affiliates or its Sublicensees, will acquire any ownership rights in the Licensed IP licensed to such Party hereunder. To the extent that a Party, its Affiliates or its Sublicensees (as applicable) is assigned or otherwise obtains ownership of any right, title or interest in or to any Intellectual Property in contravention of this Section 3.1, such Party hereby assigns, and shall cause its Affiliates and Sublicensees (as applicable) to assign, to the other Party (or to such Affiliate or Third Party designated by such other Party in writing) all such right, title and interest.
ARTICLE IV
PROSECUTION, MAINTENANCE AND ENFORCEMENT
Section 4.1Responsibility and Cooperation.
(a)    As between the Parties, Licensor shall have the sole and exclusive right (but not the obligation) to file, prosecute and maintain all Patents within the Licensed IP with respect to which such Licensor or any of its Affiliates is granting a license to Licensee hereunder, at Licensor’s sole cost and expense.
(b)    Upon the reasonable request of the Party that has the right to control filing, prosecution or maintenance of any Licensed IP in accordance with Section 4.1(a), the other Party shall provide reasonable assistance to such Party in connection with such activities (including by providing information or taking such other actions as required by applicable Law), and such requesting Party shall reimburse such other Party’s reasonable, actual out-of-pocket costs and expenses incurred in connection therewith. For clarity, neither such other Party nor any of its Affiliates shall be required by the foregoing in this Section 4.1 to take or omit to take any action that it reasonably believes violates any applicable Law.

Section 4.2    No Additional Obligations. For clarity, except as set forth in Section 4.1, this Agreement shall not obligate either Party to disclose to the other Party, or maintain, register, prosecute, pay for or offer to pay for (including by offering remuneration to any inventors), enforce, defend or otherwise manage any Intellectual Property. Without limiting the foregoing, nothing in this Agreement shall be construed to require any delivery of any technology, documentation or other tangible items by any Party or any of their Affiliates to any other Person or to require any support or maintenance obligations whatsoever on the part of any Party.
Section 4.3Defense and Enforcement.
(a)    Licensor and Licensee Rights. As between the Parties, Licensor shall have the sole and exclusive right, but not the obligation, at its own cost and expense, to control enforcement or defense against any Third Party Infringement of the Licensed IP with respect to which such Licensor is granting a license to Licensee hereunder (including by bringing an Action or entering into settlement discussions).
(b)    Cooperation. If, in connection with enforcing any Licensed IP against any Third Party Infringement in accordance with Section 4.3(a), Licensor brings (or defends) an Action or enters into settlement discussions with respect thereto, Licensee shall provide reasonable assistance in connection therewith at Licensor’s reasonable request, and Licensee shall be reimbursed by Licensor for its reasonable, actual out-of-pocket costs and expenses incurred in connection therewith.
(c)    Recoveries. Any and all amounts recovered by Licensor in any Action regarding a Third Party Infringement or settlement with respect thereto shall, unless otherwise agreed (including in an agreement in connection with obtaining consent to settlement), be retained by Licensor.
(d)    Interferences, etc. Notwithstanding anything to the contrary in Section 4.1 or Section 4.2, in the event that any Third Party allegations of invalidity or unenforceability of any Patents included in the Licensed IP licensed to Licensee hereunder arise in an opposition, interference, reissue proceeding, reexamination or other patent office proceeding, this Article IV shall govern the Parties’ rights and obligations with respect thereto.
(e)    Licensee Challenges. During the Term, neither Licensee nor any of its Affiliates, nor any of its Sublicensees, shall institute or actively participate as an adverse party in, or otherwise provide support to, any Action to invalidate or limit the scope of any Patent of the other Party or its Affiliates included in the Licensed IP or obtain a ruling that any such Patent claim is unenforceable or not patentable. Notwithstanding anything to the contrary, neither Licensee or any of its Affiliates or Sublicensees shall be in breach of this Section 4.3(e) to the extent they provide information in accordance with a legal requirement (as advised by legal counsel) in response to a subpoena, court order or other similar lawful process. In the event Licensee or any of its Affiliates breaches this Section 4.3(e), Licensor (i) shall have the right to, upon written notice to Licensee, terminate the licenses granted to Licensee hereunder, and (ii) shall be entitled to recover from Licensee any costs arising from such a challenge, including reasonable attorneys’ fees and expenses of investigation and defense incurred in the course of participating in or defending the challenge.

ARTICLE V
DISCLAIMER OF WARRANTIES; LIMITATION OF LIABILITY
Section 5.1Disclaimer of Representations and Warranties. EXCEPT TO THE EXTENT EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR THE OTHER ANCILLARY AGREEMENT, THE PARTIES DISCLAIM AND WAIVE ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED (INCLUDING WITH REGARD TO QUALITY, PERFORMANCE, NON-INFRINGEMENT, NON-DILUTION, VALIDITY, COMMERCIAL UTILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE), AND EACH PARTY ACKNOWLEDGES AND AGREES IT HAS NOT AND WILL NOT RELY ON ANY SUCH REPRESENTATIONS OR WARRANTIES EXCEPT THOSE EXPRESSLY SET FORTH IN THE SEPARATION AGREEMENT, THIS AGREEMENT OR THE OTHER ANCILLARY AGREEMENT. EXCEPT AS MAY EXPRESSLY BE SET FORTH HEREIN, THE LICENSED IP IS BEING LICENSED ON AN “AS IS,” “WHERE IS” BASIS.
Section 5.2Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL HONEYWELL OR SPINCO OR THEIR RESPECTIVE AFFILIATES BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, AT LAW OR IN EQUITY, FOR PUNITIVE, EXEMPLARY, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING FROM OR RELATING TO ANY CLAIM MADE UNDER THIS AGREEMENT (EXCEPT FOR ALL COMPONENTS OF AWARDS AGAINST THE NON-BREACHING PARTY IN ANY THIRD-PARTY CLAIM, INCLUDING COMPONENTS OF SUCH THIRD-PARTY CLAIM RELATING TO ANY OF THE FOREGOING AND ATTORNEYS’ FEES). WITHOUT LIMITING THE FOREGOING, NO LICENSOR SHALL BE LIABLE UNDER THIS AGREEMENT FOR ANY CLAIMS, LOSS OR DAMAGES ARISING FROM LICENSEE’S OR LICENSEE’S AFFILIATES OR ITS OR THEIR SUBLICENSEES’ USE OF ANY LICENSED IP UNDER THIS AGREEMENT.
Section 5.3Limited Liability Exclusions. The limitation of Damages provided in the foregoing Section 5.2 shall not apply to: (i) Damages arising from any willful breach of this Agreement;
(ii) Damages arising from willful misconduct or fraud; or (iii) Damages arising from a breach of Article VI.
ARTICLE VI
CONFIDENTIALITY
Section 6.1    Confidential Information. As used herein, “Confidential Information” means any confidential and proprietary information of a Party or Third Party, regardless of form, which such Party considers to be confidential and proprietary, including information that: (a) if disclosed in writing, is labeled as “confidential” or “proprietary”; (b) if disclosed orally, is designated confidential at disclosure; (c) by nature or the circumstances of its disclosure, should reasonably be considered as confidential; or (d) constitutes information or data related to the Licensed IP, including Know-How, trade secrets, algorithms, source code, product/service specifications, prototypes, product roadmaps, Software, product pricing, marketing plans, financial data, personnel statistics, methods of manufacturing and processing, techniques, research, development, inventions (whether or not patentable and whether or not reduced to practice), data, ideas, concepts, drawings, designs and schematics. Notwithstanding the foregoing, the term “Confidential Information” shall not include information which: (i) rightfully becomes publicly available other than by a breach of a duty to the Disclosing Party or violation of Law; (ii) is rightfully received by the Receiving Party from a Third Party without any obligation of confidentiality; (iii) as evidenced by the Receiving Party’s written records, is rightfully known to the Receiving Party without any limitation on use or disclosure prior to its receipt from the Disclosing Party; or (iv) is independently developed by or on behalf of the Receiving Party without use of or reference to the Confidential Information of the Disclosing Party as shown by competent evidence.
Section 6.2    Confidentiality Obligations. Each Party and its Affiliates that receives, obtains or otherwise become aware of under or in connection with this Agreement (the “Receiving Party”) any Confidential Information of the other Party or its Affiliates (the “Disclosing Party”), respectively, agrees to (a) keep the Disclosing Party’s Confidential Information confidential, (b) use the Disclosing Party’s Confidential Information only as necessary to perform its obligations, exercise its rights under this Agreement or otherwise in connection with a Dispute, (c) use a reasonable degree of care in keeping the Disclosing Party’s Confidential Information confidential, and (d) limit access to the Disclosing Party’s Confidential Information to its personnel, Affiliates, assignees, contractors, subcontractors, Sublicensees, authorized representatives and advisors (including any financial, tax, legal and technical advisors), in each case, who have a need to access or know such Confidential Information for the purpose of performing its obligations and exercising its rights under this Agreement and who have been apprised of these confidentiality obligations, and with respect to any such Third Party, have agreed to protect the confidentiality of such Confidential Information in a manner consistent with the Receiving Party’s obligations hereunder (and, for clarity, the Receiving Party shall remain responsible to the Disclosing Party for the compliance with such confidentiality obligations of its personnel, Affiliates and such Third Parties who receive such Confidential Information). Except as otherwise expressly provided in this Agreement, nothing in this Agreement is intended to grant to the Receiving Party any rights in or to any Confidential Information of the Disclosing Party.
Section 6.3    Disclosure Required by Law. In the event that the Receiving Party is requested or required by Law (including subpoena or court order) to disclose any Confidential Information of the Disclosing Party, the Receiving Party shall, to the extent legally permissible, provide prompt written notice to the Disclosing Party of such request or requirement, so that the Disclosing Party will have a reasonable opportunity to seek confidential treatment of such Confidential Information prior to its disclosure (whether through protective orders or otherwise) and, upon request, the Receiving Party shall reasonably cooperate with the Disclosing Party in seeking confidential treatment of such Confidential Information or other appropriate relief from such Law. If, in the absence of a protective order, other confidential treatment or waiver under this Agreement, the Receiving Party is advised by its legal counsel that it is legally required to disclose such Confidential Information, the Receiving Party may disclose such Confidential Information without liability under this Article VI; provided, that the Receiving Party exercises commercially reasonable efforts to obtain reliable assurances that confidential treatment will be afforded any such Confidential Information prior to its disclosure and discloses only the minimum amount of such Confidential Information necessary to comply with such Law. Similarly, with respect to any disclosure of Confidential Information in connection with a Dispute, the Receiving Party shall exercise commercially reasonable efforts to obtain reliable assurances that confidential treatment will be afforded any Confidential Information of the Disclosing Party prior to its disclosure.
Section 6.4    Disclosure in Connection with Due Diligence. The terms of this Agreement shall be the Confidential Information of both Parties. A Party may provide this Agreement to any Third Party, subject to confidentiality obligations no less restrictive than those set forth in this Article VI, if required to do so in connection with any diligence for any actual or potential bona fide business transaction with such Third Party related to the subject matter of this Agreement (including an acquisition, divestiture, merger, consolidation, asset sale, financing or public offering).
ARTICLE VII
TERM
Section 7.1    Term. The terms of the licenses and other grants of rights (and related obligations) under this Agreement (the “Term”) shall remain in effect (a) to the extent with respect to the Patents and Copyrights licensed hereunder, on a Patent-by-Patent and Copyright-by-Copyright basis, until expiration, invalidation or abandonment of such Patent or Copyright (as applicable), and (b) with respect to all other Licensed IP, in perpetuity.
ARTICLE VIII
MISCELLANEOUS
Section 8.1    Dispute Resolution. The dispute resolution procedures set forth in Article VIII of the Separation Agreement shall apply and are hereby incorporated herein by reference, mutatis mutandis.
Section 8.2    Complete Agreement; Construction. This Agreement, including the Exhibits hereto, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, course of dealings and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Exhibit or Schedule hereto, the Exhibit or Schedule shall prevail. In the event and to the extent that there shall be a conflict between the provisions of this Agreement and the Separation Agreement, this Agreement shall control.
Section 8.3    Counterparts. This Agreement may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in more than one counterpart, all of which shall be considered one and the same agreement, each of which when executed shall be deemed to be an original, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to each of the Parties.
Section 8.4    Notices. Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed to have been properly delivered, given and received, (a) on the date of transmission if sent via email (provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8.4 or (ii) the receiving party delivers a written confirmation of receipt of such notice either by email or any other method described in this Section 8.4 (excluding “out of office” or other automated replies)), (b) when delivered, if delivered personally to the intended recipient, and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the address for such Party set forth on a schedule to be delivered by each Party to the address set forth below (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 8.4):

To Honeywell:

Honeywell International Inc.
855 S. Mint Street
Charlotte, NC 28202
Attention:	Su Ping Lu, Senior Vice President, General Counsel and
Corporate Secretary
Email:	[***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:	Allison R. Schneirov, Esq
Alexandra J. McCormack, Esq.
Kyle J. Hatton, Esq.
Lauren S. Kramer, Esq.
Email:	[***]
[***]
[***]
[***]

To SpinCo:
Solstice Advanced Materials Inc.
115 Tabor Road
Morris Plains, NJ 07950
Attention:	Brian Rudick, General Counsel
Email:	[***]

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:	Allison R. Schneirov, Esq
Alexandra J. McCormack, Esq.
Kyle J. Hatton, Esq.
Lauren S. Kramer, Esq.
Email:	[***]
[***]
[***]
[***]
Section 8.5    Waivers. Any provision of this Agreement may be waived, if and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. Notwithstanding the foregoing, no failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver hereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any consent required or permitted to be given by any Party to the other Party under this Agreement shall be in writing and signed by the Party giving such consent and shall be effective only against such Party (and the members of its Group).
Section 8.6    Amendments. This Agreement may not be modified or amended except by an agreement in writing specifically designated as an amendment hereto signed by each of the Parties.
Section 8.7    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of Law or otherwise, by either of the Parties without the prior written consent of the other Party (which consent may be granted or withheld in such other Party’s sole discretion); provided, that such first Party may assign or transfer, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Party, this Agreement or any of the rights, interests or obligations under this Agreement to (a) one or more of its Affiliates and (b) the successor to all or a portion of the business or assets to which this Agreement relates; provided, further, that (i) the assigning or transferring Party shall promptly notify the non-assigning or non-transferring Party in writing of any assignments or transfers it makes under the foregoing clause (b) and (ii) in either case of the foregoing clauses (a) or (b), the party to whom this Agreement is assigned or transferred shall agree in writing to be bound by the terms of this Agreement as if named as a “Party” hereto with respect to all or such portion of this Agreement so assigned or transferred. Any purported assignment in violation of this Section 8.7 shall be void ab initio. No assignment or transfer shall relieve the assigning or transferring Party of any of its obligations under this Agreement that accrued prior to such assignment or transfer unless agreed to by the non-assigning or non-transferring Party. If either Party or any of its Affiliates assigns any of the Licensed IP, such assignment shall be subject to the licenses granted to such Intellectual Property under this Agreement and the assignee of such Licensed IP shall be deemed to assume the applicable obligations under this Agreement automatically with respect thereto.

Section 8.8    Successors and Assigns. The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees and assigns.
Section 8.9    No Circumvention. The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement.
Section 8.10    Subsidiaries. Each of the Parties shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such Party or by any entity that becomes a Subsidiary of such Party after the Effective Date.
Section 8.11    Third Party Beneficiaries. This Agreement is solely for the benefit of, and is only enforceable by, the Parties and their permitted successors and assigns and should not be deemed to confer upon third parties any remedy, benefit, claim, liability, reimbursement, claim of Action or other right of any nature whatsoever, including any rights of employment for any specified period, in excess of those existing without reference to this Agreement.
Section 8.12    Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
Section 8.13    Governing Law. This Agreement, including all matters of construction, validity, interpretation, performance and enforceability, and any dispute arising directly or indirectly out of, in connection with or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
Section 8.14    Specific Performance. The Parties acknowledge and agree that irreparable harm would occur in the event that the Parties do not perform any provision of this Agreement in accordance with its specific terms or otherwise breach this Agreement and the remedies at law for any breach or threatened breach of this Agreement, including monetary damages, are inadequate compensation for any Damages. Accordingly, from and after the Effective Date, in the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Parties agree that the Party or Parties to this Agreement who are or are to be thereby aggrieved shall, subject and pursuant to the terms of this Article VIII (including for the avoidance of doubt, after compliance with all notice and negotiation provisions herein), have the right to specific performance and injunctive or other equitable relief of its or their rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The Parties agree that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived, and that any requirements for the securing or posting of any bond with such remedy are hereby waived.

Section 8.15    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon a determination that any term, provision, covenant or restriction is invalid, illegal, void or unenforceable, the Parties shall negotiate in good faith to modify to the fullest extent permitted by applicable Law this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 8.16    No Duplication; No Double Recovery. Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.
Section 8.17    Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by a Licensor are, and will otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101 of the United States Bankruptcy Code regardless of the form or type of intellectual property under or to which such rights and licenses are granted and regardless of whether the intellectual property is registered in or otherwise recognized by or applicable to the United States of America or any other country or jurisdiction. The Parties agree that each Licensee will retain and may fully exercise all of their rights and elections under the United States Bankruptcy Code.
* * * * *
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective representatives thereunto duly authorized.

HONEYWELL INTERNATIONAL INC.

Signature:	/s/ Jake Wasserman
Name:	Jake Wasserman
Title:	Vice President & General Counsel,
Mergers and Acquisitions

SOLSTICE ADVANCED MATERIALS INC.

Signature:	/s/ David Sewell
Name:	David Sewell
Title:	President & Chief Executive Officer